UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

The Management Network Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27617 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On February 2, 2010, The Management Network Group, Inc. (the “Company”) filed with the Delaware Secretary of State a certificate of amendment to the Company’s certificate of incorporation, which will become effective on February 7, 2010, to cause a 1-for-5 reverse stock split of the Company’s common stock (the "Reverse Stock Split"). The amendment to the Certificate of Incorporation to cause the Reverse Stock Split was approved by the Company’s stockholders at the Company’s Special Meeting of Stockholders held on January 21, 2010. The Reverse Stock Split is described in the Company’s proxy statement dated December 14, 2010 mailed in connection with the Special Meeting of Stockholders.

Immediately following the effective date of the amendment, every five outstanding shares of common stock will be combined automatically into one share of common stock. Fractional shares resulting from the Reverse Stock Split will be cancelled and the stockholders otherwise entitled to a fractional share will receive a cash payment in lieu of the fractional share. The amount of cash stockholders will receive in lieu of fractional shares is based on the average closing sales price of the Company's common stock over the ten trading days prior to the effective date of the Reverse Stock Split, as reported on the NASDAQ Global Market.

Each stockholder's percentage ownership in the Company and proportional voting power will remain unchanged after the Reverse Stock Split, except for minor changes and adjustments resulting from the treatment of fractional shares.

The amendment to the Certificate of Incorporation will proportionately reduce the number of authorized shares of the Company’s common stock from 100,000,000 to 20,000,000. Additionally, the par value per share for the Company's common stock will increase from $0.001 per share to $0.005 per share.

Trading of the Company's common stock on the NASDAQ Global Market on a split-adjusted basis will begin at the open of trading on February 8, 2010. The new CUSIP number for the Company’s common stock will be 561693201.

The Company issued a press release on February 5, 2010 announcing the Reverse Stock Split. A copy of that press release is furnished as Exhibit 99.1 to this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Please see the disclosure set forth under Item 3.03 regarding the amendment to the Company's Certificate of Incorporation, which is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation, as amended
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Vice President and Chief Financial Officer

Date: February 5, 2010

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation, as amended
99.1	Press Release